Exhibit 10.41
Dated 25 in May 2005
RTIX LIMITED
and
FIRST 4 IT LIMITED
COUNTERPART/
UNDERLEASE
Relating to
UNIT 2 SECOND FLOOR
SCEPTRE HOUSE HORNBEAM SQUARE NORTH HORNBEAM BUSINESS PARK
HARROGATE
Eton House, 89 Station Parade, Harrogate HGI IHF
&
50 High Street, Knaresborough, HG5 0EQ

THIS UNDERLEASE is made the 25th day of May 2005
BETWEEN

(1)	“The Landlord”	RTIX LIMITED of Sceptre House Hornbeam Square North Harrogate HG2 8PB

(2)	“The Tenant”	FIRST 4 IT LIMITED of Unit 2 Sceptre House Hornbeam Square Harrogate North Yorkshire HG2 8PB
THIS DEED WITNESSES as follows:
1	INTERPRETATION
In this Lease the following expressions shall have the following meanings hereby assigned to them:
Consent under the Headlease
Where under the terms of this sub-lease the consent of the Landlord is required for any matter or act the consent of the Head Landlord under the terms of the Headlease is also to be required wherever requisite provided that nothing in this lease is to be construed as imposing on the Head Landlord any obligation not to refuse his consent unreasonably or as indicating that such an obligation is imposed on the Head Landlord by virtue of the terms of the Headlease

“The Headlease’’	means the lease under which the Landlord holds the Premises (together with other property) dated 25 in May 2005 and made between St James Property Management Limited (1) and the Landlord (2) for a •term of five years from and including the 21st February 2005

“The Lease”	includes unless expressly stated to the contrary any document supplemental to or collateral with this document or entered onto in accordance with this document
Rights exercisable under the Headlease
Reference to any right exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord is to be construed as including where appropriate reference to the exercise of the right by the Head Landlord and all persons authorised by him in common with all other persons having a like right

“The Building”	means Unit 2 Sceptre House Horbeam Business Park Harrogate

“The Premises’’	the premises specified in the First Schedule and being the second floor of the building

“The Tenant’s Rights”	the rights specified in the Second Schedule

“The Landlord’s Rights”	the rights specified in the Third Schedule which rights shall enure for the benefit of the Landlord

“The Term”	the period from and including the Commencement Date expiring on 19th February 2010 and the period of any extension thereof or of any holding over whether by statute or at common law

“The Commencement Date”	21st February 2005

‘The Basic Rent”	Seventeen, thousand six hundred pounds (£17,600.00) per annum

“The Rent Payment Dates”	21st February 21st May 21st August and 21st November

“The Rents”	the sums specified in the Fourth Schedule which sums are exclusive of Value Added Tax

“The Permitted Use”	the use of the Premises as offices within class B1 of the Town and Country Planning (Use Classes) Order 1987

“The Planning .Acts”	the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning and Compensation Act 1991 and any statutory modifications or re-enactments thereof and regulations or orders .made thereunder

“The Specified Rate”	4% above Barclays Bank plc Base Rate from time to time

“The Insured .Risks”	fire storm tempest lightning explosion riot civil commotion malicious damage impact flood bursting or overflowing of water tanks burst pipes discharge from sprinklers aircraft and other aerial devices or articles dropped from them (other than war risks) and such other risks as the Head Landlord may from time to time require to be covered provided that if insurance against any of the foregoing risks is not available on terms that the Head Landlord considers to be reasonable from an insurer who the Head Landlord considers to be reputable then the risks in question shall be excluded from this definition

“The Conduits”	all ducts tanks radiators water gas electricity and telephone supply pipes wires and cables sewers and drains meters and any other pipes wires and cables in under or servicing the Building

1.2	Words importing one gender only shall include any gender and those importing the singular number only the plural number and vice versa and. any covenants entered into by two or more persons shall be entered into by such persons jointly and severally

1.3	Any obligations not to do an. act or thing shall be construed as if it were a covenant not to do or permit or suffer such act or thing

1.4	The expressions “the Landlord” “the Head Landlord” and “the Tenant” shall respectively include their successors in title

1.5	The Clause headings in this Lease are for reference only and shall not be taken into account in the construction or interpretation hereof

1.6	References to Clauses and to Schedules are references to Clauses and Schedules in this Lease

1.7	Any reference to an Act of Parliament shall include any modification extension or re- enactment thereof for the time being in force and shall include all instruments order plans regulations permissions and directions for the time being made issued or given thereunder or drawing validity therefrom

2	THE DEMISE

In consideration of the Rents hereby reserved and the covenants and agreement on the part of the Tenant hereinafter contained the Landlord hereby demises unto the Tenant ALL THOSE the Premises TOGETHER WITH the Tenant’s Rights and EXCEPTING AND RESERVING unto the Landlord the Landlord’s Rights TO HOLD the same UNTO the Tenant for the Term YIELDING AND PAYING the Rents in the specified manner without deduction

3	THE TENANT’S COVENANTS

The Tenant hereby covenants with the Landlord as follows:-

3.1	To pay the Rents on the days and in manner aforesaid.

3.2	To pay all existing and future rates taxes impositions assessments and outgoings Whether parliamentary local or otherwise which are not or may at any time hereafter be imposed charged taxed or assessed upon the Premises or any part thereof or upon the Landlord or any owner or occupier in respect thereof and to indemnify the Landlord against any rates as aforesaid payable by the Landlord after the expiration or sooner determination of the Term through the Landlord’s inability to claim void rate relief for the maximum period (commencing with the date of the expiration or sooner determination of the Term) which would have been allowed had the Premises been occupied up to the date of the expiration or sooner determination of the Term but excluding any payments which may arise as a result of the Landlord dealing with its reversion provided that where such rates taxes imposition assessments and outgoings are assessed on the Building to pay the proportion reasonably attributable to the Premises to be determined on a square footage basis.

3.3	To comply at the Tenant’s expense with all Acts of Parliament regulations or orders in so far as the same relate to the Premises or the use thereof and not at any time to carry on or permit to be carried on upon the Premises any unlawful offensive noisy or dangerous trade or occupation or to cause any nuisance or annoyance to the Landlord the Head Landlord or any adjoining occupiers.

3.4	To pay all reasonable costs incurred by the Landlord or the Head Landlord:
3.4.1	in or in the proper contemplation of proceedings for forfeiture of this Lease notwithstanding that forfeiture is avoided other than by relief granted by the Court

3.4.2	in connection with the recovery of any Rents if not paid on the due date

3.4.3	in connection with any licence or consent applied for by the Tenant under this Lease whether or not the same shall be granted or proceeded with provided that such consent is not unlawfully withheld.

3.4.4	in connection with any steps taken in contemplation of or in connection with the preparation and service at any time during or within two months after the expiry or sooner determination of this Lease of any Schedule of Dilapidations

3.4.5	in connection with any steps taken in connection with the proper preparation and service of a notice under Sections 146 and/or 147 of the Law of Property Act 1925

3.4.6	in abating a nuisance caused or permitted or suffered by the Tenant on the Premises and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a Local Authority

3.4.7	in connection with any breach by the Tenant of any covenant on the part of the Tenant or any conditions herein contained
3.5	To repair maintain renew amend and otherwise keep the interior of the Premises in good and substantial repair (damage by the Insured Risks only excepted) and in a clean and tidy condition and to renew or replace such parts thereof as may be necessary

3.6	In the last year of the Term (howsoever determined) to paint and decorate such parts of the interior of the Premises usually or requiring to be painted or decorated to the reasonable satisfaction of the Landlord

3.7	Not to make any alterations or additions to the Premises without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

3.8	Not to use the Premises either in such a manner as may render an increased premium to be payable for the insurance of the Premises (and to reimburse the Landlord in respect of any such increased premium that may become payable as a result) or in such manner as may render the said insurance void or voidable and in particular not to interfere with or alter any sprinkler system now or during the Term installed in the Premises and keep unobstructed the sprinkler heads and comply with any requirements of the Head Landlord’s insurers in respect of the Premises

3.9	In the event of the Premises or any part thereof being damaged or destroyed by fire or the occurrence of any one or more of the Insured Risks at any time during the Term and the insurance money under any policy or insurance effected thereof fay the Head

Landlord being wholly or partially irrecoverable by reason solely or in part of any act or default of the Tenant the Tenant will forthwith (in addition to the said rents) pay to the Landlord the whole or (as the case may be) a fair proportion of the cost of rebuilding and reinstating the same any dispute as to the proportion to be so contributed by the Tenant shall be referred to the award of a single arbitrator to be appointed by the President for the time being of the Royal Institution of Chartered Surveyors and in accordance with the provisions of the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force

3.10	To keep the Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances and to comply with any requirements of the Head Landlord’s insurers in respect of the Premises

3.11	To permit the Landlord to enter the Premises on 48 hours written notice given to the Tenant (except in case of emergency):
3.11.1	for the purposes of examining the state and condition thereof the Tenant making good any defects in the same which are the responsibility of the Tenant hereunder in accordance with a notice within 2 months of the service of such notice to that effect given by the Landlord (and in default the Landlord shall be entitled to make good any such defects and charge the cost thereof to the Tenant) and

3.11.2	to carry out any works or repairs to the Premises or the Building or the Conduits as the Landlord may require the Landlord making good any damage to the Premises thereby caused
3.12	To comply at the Tenant’s expense in all respects with the Planning Acts and to indemnify the Landlord against any breaches thereof and not to apply for any consents whatsoever under the Planning Acts without the prior approval of the Landlord such approval not to be unreasonably withheld or delayed

3.13	Not to attach or exhibit any figure letter pole flag signboard advertisement inscription bill placard or sign whatsoever in or on to the Premises or the windows thereof so as to be seen from the exterior without the previous written consent of the Landlord which shall not be unreasonably withheld in respect of a sign stating the Tenant’s name and business or profession (such signs if the Landlord so requires to be removed and any damage caused thereby made good, by the Tenant at the end or sooner determination of the Term) In case of any breach of the foregoing the Landlord shall in addition to any other remedy it may possess have the right at any time without notice to the Tenant or to the occupiers of the Premises to enter upon tie Premises and to remove and destroy any bills signs notices board advertisements or posters displayed or exhibited in breach of this covenant and all expenses incurred together with interest thereon at the Specified Rate from the date of expenditure by the Landlord shall be paid by the Tenant to the Landlord on demand and shall be recoverable as rent

3.14	Not to block or obstruct or allow to become blocked or obstructed any of the Conduits serving the Premises and not to leave any goods or articles outside the Premises

3.15
3.15.1	Save as hereinafter expressly permitted not to hold on trust for another assign transfer underlet mortgage charge or share or part with the possession or occupation of the Premises or any part or parts thereof or permit any person deriving title from the Tenant so to do PROVIDED THAT if the following provisions of this clause 3.15 are complied with in full an assignment or transfer of the whole of the Premises or an underlease of the whole of the Premises will be permitted subject to the Landlord’s consent such consent not to be unreasonably withheld or delayed:
3.15.2	For the purposes of the preceding sub-clause and Section 19(1A) of the Landlord and Tenant Act 1927 it shall be reasonable for the Landlord to withhold consent to an assignment of the whole of the Premises unless:
(a)	the tenant for the time being tinder this Lease enters into an Authorised Guarantee Agreement within the meaning of the Landlord and Tenant (Covenants) Act 1995 with the Landlord in such, form as the Landlord may reasonably require

(b)	any sum due to the Landlord under this Lease is paid and any other material breach of the Tenant’s covenants in this Lease is remedied

(c)	the Landlord has received an undertaking from the Tenant’s solicitors in such form as the Landlord may reasonably require to pay to the Landlord on demand the reasonable legal and surveyor’s costs and disbursements (Including Value Added Tax) incurred by the Landlord in considering the Tenant’s application and preparing negotiating and entering into any relevant documentation whether or not the application is withdrawn or the Landlord’s consent is granted
3.15.3	Prior to any assignment or transfer (if the Landlord reasonably so requires) a surety or sureties of sufficient standing shall enter into a formal Deed to be prepared fay the Landlord’s Solicitor containing such covenants as the Landlord shall reasonably require to secure the obligations of the assignee or transferee of this Lease to the Landlord

3.15.4	Upon every application for consent required by this clause 3.15 to disclose to the Landlord such information as to the terms of the proposed transaction as the Landlord shall reasonably require and to supply to the Landlord on demand the names and addresses of any person deriving title from the Tenant (whether mediately or immediately)

3.15.5	Within one month after its date to produce to the Landlord’s Solicitors a certified copy of every assignment transfer charge mortgage or other document evidencing a devolution of this Lease or the Premises paying the Landlord’s reasonable fee for each such registration

3.15.6	Where the Tenant is a company nothing in this sub-clause shall prevent the Tenant from sharing or parting with possession of the Premises or any part or parts thereof with or to a group company (within the meaning of Section 42 of the Landlord and Tenant Act 1954) for so long as such company remains a group company PROVIDED THAT no relationship of landlord and tenant is created or security of tenure obtained and the

Landlord is notified of such sharing or parting with the possession of the Premises in writing
3.16
3.16.1	Not to use the Premises for any purpose other than the permitted Use

3.16.2	Not to sleep or permit anyone to sleep on the Premises nor to use or permit the use of the same or any part thereof for residential purposes

3.16.3	Not to do or permit anything in or upon the Demised Premises or any part thereof which may be or become a nuisance or annoyance or cause damage to the Landlord or any other tenant or tenants of the Landlord or the owners tenants or occupiers of other property in the neighbourhood
3.17	To indemnify the Landlord from and against all actions claims and demands by third parties in respect of any damage or injury caused by or arising from the use and occupation of the Premises by the Tenant its servants employees or other persons under its control and to make good any damage caused by the Tenant or such other persons as aforesaid

3.18	To yield up the Premises at the expiry of the Term (or sooner determination thereof) in a state and condition in accordance with the covenants on the part of the Tenant herein contained and emptied of all goods of the Tenant

3.19	To give fall particulars to the Landlord of any notice direction order or proposal for the same made or given or issued to the Tenant by any local or public authority within seven days of receipt and if so required by the Landlord produce it to the Landlord and without delay take all necessary steps to comply with the notice direction or order and at the request and cost of the Landlord to make or join with the Landlord in making such objection or representation against or in respect of any proposal for a notice direction or order as the Landlord shall deem expedient

3.20	Throughout the Term to preserve unobstructed and undefeated all rights of light and other easements appertaining to the Premises in any way and at all times to afford to the Landlord such facilities and assistance as may enable the Landlord to prevent the acquisition by anyone of any right of light or other easement over the Premises or any part thereof
3.21	To permit at any time during the last six months of the Term persons with written authority from the Landlord or its agents at reasonable times of the day to view the Premises upon 48 hours previous notice

3.22	Where the Tenant is required by this Lease to pay to the Landlord or any other person any sum in respect of the Rents and the supply of goods or services the Tenant will also pay any Value Added Tax (or substituted tax) which is chargeable whether or not at the option of the Landlord PROVIDED THAT the Tenant shall only be required to make any such payments upon production and delivery to the Tenant of a valid VAT invoice

3.23	Not to do or omit suffer or permit in relation to the Premises any act or thing that would or might cause the Landlord to be in breach of the Headlease or that if done omitted suffered or permitted by the Landlord would or might constitute a breach of the covenants on the part of the tenant and the conditions contained In the Headlease

3.24	To indemnify and keep indemnified the Landlord from and against any actions proceedings claims damages costs expenses or losses arising from any breach non-observance or non-performance of the covenants and conditions contained in the Headlease so far as they relate to the Premises both during and at the end of the Term
4     THE LANDLORD’S COVENANTS
The Landlord hereby covenants with the Tenant as follows:
4.1	That the Tenant paying the Rents and observing and performing all the covenants and agreements by me Tenant herein contained may quietly possess and enjoy the Premises during the Term without any lawful interruption from the Landlord or any person claiming under or in trust for the Landlord
4.2	At the request and reasonable and proper expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Head Landlord contained in the Headlease

4.3	To take all reasonable steps at the Tenants expense to obtain the consent of the Head Landlord whenever the Tenant makes application for any consent required under this lease where the consent of both the Landlord and the Head Landlord is needed by virtue of this Lease and the Headlease

4.4	To pay the rents reserved by the Headlease and perform so far as the Tenant is not liable for such performance under the terms of this Lease the covenants and conditions on the part of the tenant contained in the Headlease
5  AGREEMENTS
The Landlord and the Tenant hereby agree as follows:
5.1	If at any time during the Term:
5.1.1	the Rents or any part or instalment thereof shall be unpaid for fourteen days after the date the same shall have become due (whether legally demanded or not); or

5.1.2	the Tenant shall at any time fail to perform or observe any of the covenants or conditions on the part of the Tenant herein contained; or
5.1.3	the Tenant (not being a body corporate) shall become bankrupt or (being a body corporate) shall eater into liquidation whether compulsory or voluntary or a Receiver is appointed over any or all of its assets;
5.2	then and in any such case the Landlord may at any time thereafter re-enter the Premises and immediately thereupon the tenancy hereby created shall absolutely determine but without prejudice to the rights and remedies of the Landlord against the Tenant
5.3	If the Premises or any part thereof shall be destroyed or damaged by any of the Insured Risks so as to be unfit for occupation and use:
5.3.1	the Rents or a fair proportion thereof according to the nature and extent of the damage shall be suspended until the Premises shall be again rendered fit for occupation and use provided the insurance policy shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of any act or default of the Tenant and

5.3.2	within six months from the date of damage or destruction either party may determine this tenancy by giving to the other three months notice in writing and upon the expiry of such notice the tenancy hereby created will absolutely cease but without prejudice to any rights or remedies that may have accrued to either party and any money received in respect of any insurance effected by the Landlord or the Head Landlord shall belong to the Landlord or Head Landlord as appropriate
5.4	Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Premises can at the date hereof lawfully be used for any particular purpose

5.5	Any disputes arising between the Landlord and the Tenant in connection with this Lease shall be referred to an independent surveyor to be appointed in default of Agreement by the President of the Leeds Law Society for the time being on the application of either party thereto Such surveyor shall act as an expert and not as an arbitrator and his decision shall be binding on the parties hereto and his costs shall be borne equally by the parties hereto

5.6	Except to the extent that the Landlord may be liable under its covenants herein or by law notwithstanding any agreement to the contrary the Landlord shall not be liable in any way to the Tenant or any servant agent licensee or invitees of the Tenant by reason of:
5.6.1	any act neglect default or omission of any of the tenants or owners or occupiers of any adjoining or neighbouring premises or of any representative or employee of the Landlord (unless acting within the scope of the express authority of the Landlord) or

5.6.2	the defective working stoppage or breakage of or leakage or overflow from any Conduit or

5.6.3	the obstruction by others of the areas over which rights are granted by this Lease
5.7	If when the Tenant has vacated the Premises after the expiration or sooner determination of the Term there is any property (ostensibly belonging to the Tenant) remaining in or on the Premises which the Tenant shall fail to remove from the Premises within twenty-eight days after being requested by the Landlord so to do by a notice in that behalf then the Landlord may at any time thereafter as the agent of the Tenant (duly hereby appointed by the Tenant to act in that behalf) sell such property without liability for loss or damage and hold the proceeds of sale (after deducting any monies due and owing to the Landlord from the Tenant and the costs and expenses of removal and storage (including a reasonable charge payable to the Landlord if such property is stored in premises of or rented or hired by the Landlord pending sale) to the order of the Tenant without liability for interest thereon or to account to the Tenant PROVIDED ALWAYS the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property (which is in the Premises with the knowledge or consent or the Tenant) shall have been sold by the Landlord in the bona fide mistaken belief that such property belonged to the Tenant available to be sold under the terms of this sub-clause

5.8	Except to the extent that compensation may be payable by law notwithstanding any agreement to the contrary neither the Tenant nor any undertenant or any occupier of the Premises at any time shall be entitled to any compensation at the end of the Term or upon leaving the Premises

5.9	Subject to the pre-conditions in clause 5.9.1 being satisfied and subject to clause 5.9.2 the Tenant may determine the Term at any Time by giving the Landlord not less than six calendar months’ written notice. The Term will then determine but without prejudice to any rights of either party against the other for any antecedent breach of its obligations under this Lease.
5.9.1	The pre-conditions are that:
(a)	the Premises are in a state consistent with the proper performance of the Tenant’s obligations contained in this Lease,

(b)	vacant possession of the whole of the Premises is given to the Landlord; and

(c)	all Rent and other sums due under this Lease up to the termination date have been paid in full and all the Tenant’s obligations in this Lease up to the relevant termination date have been complied with in all material respects.
5.9.2	The Landlord may waive any of the pre-conditions set our in clause 5.9.1 at any time before the termination date by written notice to the Tenant,
5.10	The Landlord may determine this Lease at any time by giving the Tenant not less than six months’ written notice. At the expiration of such notice this Lease will come to an end, but without prejudice to any rights of either party against the other for any antecedent breach of its obligations under this Lease.

5.11	The Landlord has served on the Tenant a notice in the form set out in Schedule 1 to the Regulatory Reform (Business Regulations) (England & Wales) Order 2003 (the Order) and the Tenant has made a [statutory] declaration in the form set out in paragraph [7] [8] of Schedule 2 to the Order and the parties agree that the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 will not apply to this Lease.

5.12	Unless it is expressly stated that the Contract (Rights of Third Parties) Act 1999 is to apply nothing in this Lease will create rights in favour of anyone other than the parties to this Lease.
IN WITNESS whereof this Deed has been executed
THE FIRST SCHEDULE
The Premises
The self-contained office premises situate at being on the second floor of Unit 2 Sceptre House Hornbeam Square North Hornbeam Business Park Harrogate including all carpets therein
THE SECOND SCHEDULE
The Tenants Rights
1	The right to the passage of water soil gas electricity telephone and other services to and from the Premises through the Conduits which serve the Premises and the Building
2	The right of passage and way (in common with the Landlord and all other persons who shall from time to time have the like right) with or without vehicles of any and every kind for the Tenant his servants agents customers and licensees and other persons authorised by the Tenant over and along the service roads serving the Premises but subject to the following conditions
2.1	The Tenant shall not use or permit to be used by his servants agents customers or licensees any part of the said service roads for parking or waiting or in any way obstruct the said service roads

2.2	The Tenant shall comply with such reasonable directions as may be given by the Landlord or his agent for the regulation and direction of traffic on the said service roads with a view to facilitating the use thereof by all persons entitled to rights thereover
3	The right to park 6 private motor cars in such spaces in the car parks adjoining the Premises as the Landlord may from time to time designate

4	The right (in common with the Landlord and all others authorised by the Landlord) to use the toilet facilities situate on each floor of the Building

5	A right of way on foot only over the common entrance passageways lifts and staircases within the Building
THE THIRD SCHEDULE
The Landlord’s Rights
1	The right to the passage of water soil gas electricity telephone and other services to and from the remainder of the Building and each and every part thereof through the Conduits in upon or under the Premises or any part thereof together with the right to make connections with any Conduits the person or persons exercising such rights causing as little inconvenience as possible and making good any damage thereby occasioned to the Premises or any part thereof
2	The right at any time but (except in emergency when as much notice (if any) as possible shall be given) after the giving of not less than forty eight hours written notice and insofar only as the same cannot otherwise be conveniently effected to enter upon the Premises or any part thereof and with or without workmen plant and machinery or vehicles (including scaffolding) for the purpose of constructing repairing maintaining altering cleaning examining testing rebuilding or renewing any part of the Building and any Conduits and to make all connections and disconnections which may be necessary in relation thereto in accordance with the rights hereby reserved PROVIDED that the person or persons exercising such rights shall cause as little inconvenience as possible and shall forthwith make good any damage caused to the Premises
THE FOURTH SCHEDULE
The Rents
1    RENT
Throughout the Term the yearly rent shall be the Basic Rent such rent to be paid from the Commencement Date by equal quarterly payments in advance on the Rent Payment Dates in each year the first payment (if appropriate) being an apportioned amount from the Commencement Date until the first Rent Payment Date by Bankers Standing Order if so required by the Landlord
2    INSURANCE
An amount equal to 34.06% of:-
2.1	all premiums payable by the Landlord to the Head Landlord during the Term for insuring the Building against the Insured Risks

2.2	all premiums payable by the Landlord to the Head Landlord for insuring against loss of Rent

2.3	the amount of any additional premiums payable during the Term for the insurance of any premises of the Landlord or Head Landlord against the Insured Risks by reason of the trade or business carried on upon the Premises or anything done or kept thereon being deemed a hazardous or special risk by the Head Landlords Insurers
All such amounts to be payable on demand
3   COMMON OUTGOINGS

An amount equal to 34.06% of the costs incurred by the Landlord in respect of:-
(a)	any amounts payable by the Landlord to the Head Landlord pursuant to clause 3 of the 4th Schedule to the Head ease

(b)	the external maintenance of the Building maintenance repair and cleaning of common areas within and serving the Building to include but without prejudice to the generality of the above the toilets car parking landscaped areas window cleaning water rates and video audio surveillance

(c)	the provision of heating lighting and power to the Building such amounts to be payable within 14 days of demand
4     INTEREST
In the event of the Rents or any part or instalment thereof or any other sum due hereunder from the Tenant to the Landlord not being paid within fourteen days after the date the same shall have become due (whether legally demanded or not) the Tenant shall pay interest thereon at the Specified Rate from the date the same became due until actual payment is received (such interest to accrue before as well as after any judgement)

EXECUTED as a Deed by	)
FIRST 4 IT LIMITED	)
acting by:	)

Director

Director/Secretftry